UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 29, 2008

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13341	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2008, the Company entered into an agreement with Dr. Louis R. Bucalo pursuant to which he retired and resigned as Executive Chairman and a member of the Company’s board of directors. Under the terms of the agreement, the Company will pay Dr. Bucalo his base monthly salary at the rates provided for in his employment agreement through May 14, 2010 (the “Compensation Period”). The agreement provides that the January 2008 annual grant of 150,000 options to Dr. Bucalo will vest in full immediately. All other options held by Dr. Bucalo will continue to vest in accordance with their terms and shall remain exercisable during the Compensation Period. Reference is made to the Company’s press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference. There were no disagreements between Dr. Bucalo and the Company on any matter relating to the Company’s operations, policies or practices related to his retirement and resignation.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement between the Company and Dr. Louis R. Bucalo, M.D., dated April 29, 2008

99.1	Press release dated April 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Marc Rubin
Marc Rubin, Chief Executive Officer

Dated: April 30, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement between the Company and Dr. Louis R. Bucalo, M.D., dated April 29, 2008

99.1	Press release dated April 30, 2008

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